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                                                               Exhibit (a)(1)(E)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
(including the Associated Junior Participating Preferred Stock Purchase Rights)
                                      of
                             HeadHunter.NET, Inc.
                                      at
                              $9.25 Net Per Share
                                      by
                             CB Merger Sub, Inc.,
                         a wholly owned subsidiary of

                             Career Holdings, Inc.

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 28, 2001
                  UNLESS THE OFFER IS EXTENDED.
------------------------------------------------------------------

                                                                 August 31, 2001

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated August 31, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by CB Merger Sub, Inc., a Georgia corporation ("Purchaser") and a wholly owned subsidiary of Career Holdings, Inc., a Delaware corporation ("Career Holdings"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of HeadHunter.NET, Inc., a Georgia corporation (the "Company"), including the associated junior participating preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to a Shareholder Protection Rights Agreement, dated as of April 15, 2000, between the Company and American Stock Transfer & Trust Company, as amended by Amendment No. 1 to the Shareholder Protection Rights Agreement, dated as of February 27, 2001, and Amendment No. 2 to the Shareholder Protection Rights Agreement, dated as of August 24, 2001, at a purchase price of $9.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 24, 2001, among Career Holdings, Purchaser and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

   Please note the following:

      1. The tender price is $9.25 per Share, net to you in cash without interest.

      2. The Offer is being made for all of the outstanding Shares.

      3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, September 28, 2001, unless the Offer is extended.

      4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute at least a majority of the

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   Shares that in the aggregate are outstanding determined on a fully diluted basis (after giving maximum effect to the exercise of all options, warrants and other rights to purchase, and the conversion or exchange of all securities convertible or exchangeable into, Shares outstanding at the expiration date of the Offer, whether or not vested, exercised or converted at the time of determination), and any waiting period under the HSR Act (as defined in the Offer to Purchase) applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated prior to the expiration of the Offer. The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

      5. Tendering shareholders will not be obligated to pay brokerage fees or commissions imposed by Career Holdings or Purchaser or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

   If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
        (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING PREFERRED STOCK
                               PURCHASE RIGHTS)
                                      OF
                             HEADHUNTER.NET, INC.
                                      BY
                              CB MERGER SUB, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 31, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by CB Merger Sub, Inc., a Georgia corporation ("Purchaser") and a wholly owned subsidiary of Career Holdings, Inc., a Delaware Corporation ("Career Holdings"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of HeadHunter.NET, Inc., a Georgia corporation (the "Company"), including the associated junior participating preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to a Shareholder Protection Rights Agreement, dated as of April 15, 2000, between the Company and American Stock Transfer and Trust Company, as amended by Amendment No. 1 to the Shareholder Protection Rights Agreement, dated as of February 27, 2001, and Amendment No. 2 to the Shareholder Protection Rights Agreement, dated as of August 24, 2001.

   This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Number of Shares to be Tendered:* ___________________________________________

                                  SIGN HERE




                               (Signature(s))

Account Number:



Date:  , 2001
                               (Print Name(s))




                             (Print Address(es))


                     (Area Code and Telephone Number(s))


                         (Taxpayer Identification or
                         Social Security Number(s))

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*Unlessotherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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